UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2020, RespireRx Pharmaceuticals Inc. (the “Company”) entered into two Exchange Agreements (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) with two employees of the Company, Jeff Eliot Margolis, the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of the Company, and Arnold S. Lippa, the Executive Chairman and Chief Scientific Officer of the Company (each an “Employee” and collectively, the “Employees”).

Pursuant to the terms of the Exchange Agreements, each Employee exchanged his right to receive certain accrued compensation from the Company in exchange for shares of Series H 2% Voting, Non-Participating, Convertible Preferred Stock (“Series H Preferred Stock”) of the Company. Jeff Eliot Margolis exchanged his right to receive $500,000 of accrued compensation for 500 shares of the Series H Preferred Stock, and Arnold S. Lippa exchanged his right to receive $600,000 of accrued compensation for 600 shares of the Series H Preferred Stock. The Series H Preferred Stock is convertible into Conversion Units (as defined below) consisting of one share of common stock of the Company and a warrant exercisable into one share of common stock of the Company (such warrant having an initial exercise price of $0.007 per share).

The agreement to accept the Employees’ offers to forgive compensation and to enter into Exchange Agreements was approved by disinterested members of the Company’s Board of Directors; Mr. Margolis and Dr. Lippa recused themselves from voting. The Company’s entry into the Exchange Agreements and resulting forgiveness of compensation will reduce the accrued compensation liabilities of the Company by $1,100,000.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2. The information set forth in Item 3.02 herein is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Employees made representations to the Company in the Exchange Agreements that they met the accredited investor definition of Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”), and the Company relied on such representations.

The transactions described in Item 1.01 and Item 5.02 herein were between the Company and the Employees and were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. These transactions were not conducted in connection with a public offering and the participants in these transactions did not rely on, and the Company did not make, any public solicitation or advertisement in connection with these transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2020, the Company filed a Certificate of Designation, Preferences, Rights and Limitations (the “Certificate of Designation”) of its Series H Preferred Stock with the Secretary of State of the State of Delaware to amend the Company’s certificate of incorporation. The filing of the Certificate of Designation was approved by the Company’s Board of Directors. The Certificate of Designation sets forth the preferences, rights and limitations of the Series H Preferred Stock, a summary of which is as follows:

Number of Shares: The number of shares designated as Series H Preferred Stock is 1,200 (which is not subject to increase without the written consent of a majority of the holders the Series H Preferred Stock or as otherwise set forth in the Certificate of Designation).

Par value: The par value of each share of Series H Preferred Stock is $0.001.

Stated Value: The initial Stated Value of each share of Series H Preferred Stock is $1,000.

Dividend: The Company must pay a stated dividend on the Series H Preferred Stock at a rate per share (as a percentage of the Stated Value per share) of 2% per annum, payable quarterly within 15 calendar days of the end of each fiscal quarter of the Company, in duly authorized, validly issued, fully paid and non-assessable shares of Series H Preferred Stock, which may include fractional shares of Series H Preferred Stock.

Voluntary Conversion: Subject to the blocker provision described below, the Series H Preferred Stock is immediately convertible at the option of the holder into Conversion Units (as defined in the Certificate of Designation) at the applicable conversion price at a rate determined by dividing the Stated Value of the shares of Series H Preferred Stock to be converted by the conversion price. Each Conversion Unit represents one share of the Company’s common stock (a “Conversion Share”) and one warrant exercisable for one share of the Company’s common stock (a “Conversion Warrant”), which Conversion Warrants, upon the conversion of more than one Conversion Unit, may be issued to the holder in one general warrant comprising all such Conversion Warrants to which the holder is entitled. The stated value of the Series H Preferred Stock is $1,000 per share, and the initial conversion price is $0.0064. Accordingly, at the option of the holder, each share of Series H Preferred Stock is immediately convertible (subject to the blocker provision described below) into 156,250 Conversion Units.

Blocker Provision: No voluntary conversion may be effected if (i) the Company does not have sufficient authorized, unissued shares of common stock to issue that number of shares that is two times the number of Conversion Units into which the Series H Preferred Stock is being converted, (ii) the then-applicable conversion price is less than the par value of the common stock to be issued upon conversion or exercise, as applicable, or (iii) after giving effect to an attempted conversion, the number of authorized, unissued shares of common stock would be less than the sum of all reserved amounts required to be maintained under the Corporation’s outstanding securities convertible or exercisable into shares of common stock.

Mandatory Conversion: Upon the affirmative vote of the holders of a majority of the Stated Value of the Series H Preferred Stock issued and outstanding, all outstanding shares of Series H Preferred Stock, plus all accrued or declared, but unpaid, dividends thereon, will be mandatorily converted into such number of Conversion Units determined by dividing the Stated Value of such Series H Preferred Stock (together with the amount of any accrued or declared, but unpaid, dividends thereon) by the conversion price then in effect. No fractional Conversion Units may be issued upon the conversion of any share of Series H Preferred Stock; the number of Conversion Units to be issued will be rounded to the nearest whole number.

Voting Rights: Holders of the Series H Preferred Stock will vote along with the holders of the common stock of the Company on all matters as described below and will have class voting rights subject to any limits under the General Corporation Law of the State of Delaware. The holders of the Series H Preferred Stock will vote on all matters to be voted upon by the holders of the common stock of the Company, and are entitled to that number of votes equal to two times the number of Conversion Shares into which such holder’s Series H Preferred Stock would be convertible.

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (as defined in the Certificate of Designation), the holders of the Series H Preferred Stock will be entitled to receive in preference to the holders of any Junior Securities a per share amount equal to the Par Value (as defined in the Certificate of Designation and as described above), plus any accrued and unpaid dividends thereon.

Restrictions on Transfer: Except for transfers to an immediate family member or an Affiliate (as defined in the Certificate of Designation, and which includes trusts of which the holder or holders are grantors), holders of Series H Preferred Stock may not, directly or indirectly, give, sell, assign, pledge, encumber or otherwise dispose of, transfer or permit to be transferred any shares of Series H Preferred Stock held by such holder, and any such purported transfer would have no force or effect and would not be recognized by the Company.

THE FOREGOING SUMMARY OF THE PREFERENCES, RIGHTS, AND LIMITATIONS OF THE SERIES H PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES H PREFERRED STOCK, WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 8.01 Other Events

As of close of business on July 10, 2020, there were 255,348,182 shares of the Company’s common stock, par value $0.001, issued and outstanding as compared to 204,460,128 shares issued and outstanding as of June 25, 2020 as reported on the Company’s Current Report on Form 8-K filed June 26, 2020. The increase of 50,888,054 shares issued and outstanding resulted from conversions of convertible notes and the exercise of outstanding warrants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series H 2% Voting, Non-Participating, Convertible Preferred Stock
99.1	Exchange Agreement, dated July 13, 2020, between RespireRx Pharmaceuticals Inc. and Jeff Eliot Margolis.
99.2	Exchange Agreement, dated July 13, 2020, between RespireRx Pharmaceuticals Inc. and Arnold S. Lippa.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2020	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer